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             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Auditors" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment No. 26 to the Registration Statement (Form N-1A No. 33-33617), and to the incorporation therein of our report dated May 7, 1999 with respect to the financial statements included in the Annual Report of Galaxy Fund II (comprising respectively, Large Company Index Fund, Small Company Index Fund, Utility Index Fund, U.S. Treasury Index Fund, and Municipal Bond Fund).

                                                  /s/ Ernst & Young LLP
                                                  -----------------------------
                                                  ERNST & YOUNG LLP


Boston, Massachusetts
May 26, 1999